Exhibit 4.7

EXECUTION VERSION

Supplemental Indenture in Respect of Subsidiary Guarantee

SUPPLEMENTAL INDENTURE, dated as of August 30, 2007 (this “Supplemental Indenture”), among Arvada Hardwood Floor Company, Brafasco Holdings II, Inc., Brafasco Holdings, Inc., Creative Touch Interiors, Inc., Floorworks, Inc., Grand Floor Designs, Inc., HD Builder Solutions Group, Inc., HD Supply Construction Supply Group, Inc., HD Supply Distribution Services, LLC, HD Supply Facilities Maintenance Group, Inc., HD Supply GP & Management, Inc., HD Supply Plumbing/HVAC Group, Inc., HD Supply Repair & Remodel, LLC, HD Supply Support Services, Inc., HD Supply Utilities Group, Inc., HD Supply Waterworks Group, Inc., HSI IP, Inc., ProValue, LLC, Southwest Stainless, L.P., Sunbelt Supply Canada, Inc., White Cap Construction Supply, Inc., Williams Bros. Lumber Company, LLC, Cox Lumber Co., HD Supply Construction Supply, Ltd., HD Supply Electrical, Ltd., HD Supply Facilities Maintenance, Ltd., HD Supply Holdings, LLC, HD Supply Management, Inc., HD Supply Plumbing/HVAC, Ltd., HD Supply Utilities, Ltd., HD Supply Waterworks, Ltd., Madison Corner, LLC, Park-Emp, LLC, World-Wide Travel Network, Inc., Utility Supply of America, Inc., Floors, Inc., HD Supply Fasteners & Tools, Inc. and HDS IP Holding, LLC (collectively, the “Subsidiary Guarantors”), HD Supply, Inc., a corporation duly organized and existing under the laws of the State or Texas and successor in interest to HDS Acquisition Subsidiary, Inc. (together with its respective successors and assigns, the “Company”), and Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore become parties to an Indenture, dated as of August 30, 2007 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 13.5% Senior Subordinated Notes due 2015 of the Company (the “Notes”);

WHEREAS, Section 1308 of the Indenture provides that the Company is required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall guarantee the Company’s Subsidiary Guaranteed Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Article XIII of the Indenture;

WHEREAS, each Subsidiary Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Subsidiary Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such Subsidiary Guarantor has guaranteed, and on such Subsidiary Guarantor’s access to working capital through the Company’s access to revolving credit borrowings under the Senior Credit Agreements; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Agreement to Guarantee. Each Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors and fully and unconditionally, to guarantee the Subsidiary Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor. The Subsidiary Guarantee of each Subsidiary Guarantor is subject to the subordination provisions of the Indenture.

3. Termination, Release and Discharge. Each Subsidiary Guarantor’s Subsidiary Guarantee shall terminate and be of no further force or effect, and each Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 1303 of the Indenture.

4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each Subsidiary Guarantor’s Subsidiary Guarantee or any provision contained herein or in Article XIII of the Indenture.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8. Headings. The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ARVADA HARDWOOD FLOOR COMPANY

BRAFASCO HOLDINGS II, INC.

BRAFASCO HOLDINGS, INC.

COX LUMBER CO.

CREATIVE TOUCH INTERIORS, INC.

FLOORS, INC.

FLOORWORKS, INC.

GRAND FLOOR DESIGNS, INC.

HD BUILDER SOLUTIONS GROUP, INC.

HD SUPPLY CONSTRUCTION SUPPLY GROUP, INC.

HD SUPPLY FACILITIES MAINTENANCE GROUP, INC.

HD SUPPLY FASTENERS & TOOLS, INC.

HD SUPPLY GP & MANAGEMENT, INC.

HD SUPPLY MANAGEMENT, INC.

HD SUPPLY PLUMBING/HVAC GROUP, INC.

HD SUPPLY SUPPORT SERVICES, INC.

HD SUPPLY UTILITIES GROUP, INC.

HD SUPPLY WATERWORKS GROUP, INC.

HSI IP, INC.

SUNBELT SUPPLY CANADA, INC.

UTILITY SUPPLY OF AMERICA, INC.

WHITE CAP CONSTRUCTION SUPPLY, INC.

WORLD-WIDE TRAVEL NETWORK, INC.

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY, INC.

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY DISTRIBUTION SERVICES, LLC
By:	HD Supply GP & Management, Inc.,
its manager

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY REPAIR & REMODEL, LLC
By:	HD Supply GP & Management, Inc.,
its manager

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

PROVALUE, LLC
By:	HD Supply Support Services, Inc.,
its managing member

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

SOUTHWEST STAINLESS, L.P.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

WILLIAMS BROS. LUMBER COMPANY, LLC
By:	HD Supply GP & Management, Inc.,
its manager

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY CONSTRUCTION SUPPLY, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY ELECTRICAL, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY FACILITIES MAINTENANCE, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY HOLDINGS, LLC
By:	HD Supply GP & Management, Inc.,
its manager

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY PLUMBING/HVAC, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY UTILITIES, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY WATERWORKS, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

MADISON CORNER, LLC
By:	Cox Lumber Co.,
its manager

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

PARK-EMP, LLC
By:	Cox Lumber Co.
its manager

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HDS IP HOLDING, LLC
By:	HD Supply GP & Management, Inc.,
its managing member

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Frank McDonald
	Name:	Frank McDonald
	Title:	Vice President